Exhibit 99.1

FOR IMMEDIATE RELEASE
Perficient
Contact: Bill Davis
(314) 529-3555
bill.davis@perficient.com

Perficient Expands Board of Directors

~ Company Appoints Two New Independent Directors, Replaces One ~

Austin, TX—March 20, 2009-- Perficient, Inc. (NASDAQ: PRFT - News), a leading information technology consulting firm serving Global 2000 and other large enterprise customers throughout North America, announced today that John S. Hamlin and David D. May have been appointed as independent members of the company's Board of Directors, effective March 20, 2009.

Mr. Hamlin is president and managing partner of Bozeman Limited Partnership, an Austin-based private equity firm. Previously, Hamlin spent eleven years at Dell Inc. where he served as an executive officer and senior vice president. He was the senior vice president responsible for Dell’s global online business as well as Dell’s worldwide brand and advertising strategy. Hamlin also served as senior vice president and general manager of Dell's U.S. consumer business.

Prior to joining Dell, Hamlin worked in the venture capital field for three years and served as a strategic consultant at Bain & Company for six years. He is a board member of Recreational Equipment, Inc. (REI), a consumer cooperative that sells outdoor equipment and clothing, Bare Escentuals (Nasdaq: BARE) and Spiceworks, a privately-held software company. He earned a B.A. degree from Dartmouth College and an MBA from Harvard Business School.

Mr. May is the co-founder and portfolio manager of Third Coast Capital, an Austin-based equity fund.  Prior to forming Third Coast Capital in 2004, May was a co-founder and Managing Partner of Ridgecrest Partners, a New York City-based fund founded in 1998.  From 1996 to 1998, he was a Partner at Ardsley Partners, a Connecticut-based fund, where he served as an analyst and a portfolio manager.

Previously, May was a Vice President at Luther King Capital Management in Fort Worth, Texas, an investment advisory firm.  During his twelve years with the company, he served as a portfolio manager for a broad range of investment portfolios and co-founded the LKCM Mutual Funds, of which he served as President of the Fund group.  He received a B.A. in Business and an M.B.A. from Texas Christian University.  May currently sits on the Board of Blackhawk Healthcare.

"We are very excited to have John and David as members of our Board," said Jack McDonald, Perficient chairman and chief executive officer. “John’s significant executive experience and David’s financial markets expertise will be invaluable in helping us successfully navigate a challenging economy and execute on our long-term plans to grow Perficient.”

In conjunction with this announcement, Kenneth R. Johnsen has notified the Company he will not seek re-election to the Board.

“We thank Ken for his contributions to our Board and wish him success in his future endeavors,” McDonald said.

Following these appointments, the company's Board of Directors will consist of six directors.

About Perficient
Perficient is a leading information technology consulting firm serving Global 2000 and enterprise customers throughout North America. Perficient’s professionals serve clients from a network of 19 offices in North America and three offshore locations, in Eastern Europe, India and China. Perficient helps clients use Internet-based technologies to improve productivity and competitiveness, strengthen relationships with customers, suppliers and partners and reduce information technology costs. Perficient, traded on the Nasdaq Global Select Market(SM), is a member of the Russell 2000® index and the S&P SmallCap 600 index. Perficient is an award-winning "Premier Level" IBM business partner, a TeamTIBCO partner, a Microsoft National Systems Integrator and Gold Certified Partner, a Documentum Select Services Team Partner and an Oracle Certified Partner. For more information, please visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2009.  Those statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements.  The “forward-looking” information is based on management’s current intent, belief, expectations, estimates and projections regarding our company and our industry.  You should be aware that those statements only reflect our predictions.  Actual events or results may differ substantially.  Important factors that could cause our actual results to be materially different from the forward-looking statements are disclosed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2008.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  This cautionary statement is provided pursuant to Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  The forward-looking statements in this release are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.